EXHIBIT 11

                  Statement Re:  Computation of Per Share Earnings



                                             Three Months Ended        Six Months Ended
                                                   June                      June
                                           _____________________     ______________________
                                             1997          1996        1997        1996
                                           _________   _________     _________   __________
Primary:
    Average shares outstanding:            1,765,569   1,764,288     1,764,932    1,764,288

    Net effect of the assumed exercise
    of stock options-based on the
    treasury stock method using
    average stock prices                       1,616       8,368         2,155        8,188
                                           _________   _________    __________   __________
             Total                         1,767,185   1,772,656     1,767,087    1,772,476
                                           =========   =========    ==========   ==========
Net income                                  $667,045    $547,257    $1,249,435   $1,052,510
                                           =========   =========    ==========   ==========
Net income per share                           $0.38       $0.31         $0.71        $0.59
                                           =========   =========    ==========   ==========




Fully Diluted:
    Average shares outstanding:            1,765,569   1,764,288     1,764,932    1,764,288

    Net effect of the assumed exercise
    of stock options based on the
    treasury stock method using
    average market  price or period
    end market price, whichever is higher      1,616       8,780         2,176        8,400
                                           ---------   ---------    ----------   ----------
             Total                         1,767,185   1,773,068     1,767,108    1,772,688
                                           =========   =========    ==========   ==========
Net income                                  $667,045    $547,257    $1,249,435   $1,052,510
                                           =========   =========    ==========   ==========
Net income per share                           $0.38       $0.31         $0.71        $0.59
                                           =========   =========    ==========   ==========

















